Exhibit 99.1

CLEARPOINT BUSINESS RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 5, 2008, ClearPoint Resources, Inc. (“CPR”), a wholly owned subsidiary of ClearPoint Business Resources, Inc. (the “Company” or “ClearPoint”), completed the sale to StaffChex, Inc. (“StaffChex”) of certain customer accounts, customer agreements and associated rights and information related to the temporary staffing services formerly serviced by (i) KOR Capital, LLC (“KOR”) pursuant to the Franchise Agreement – Management Agreement, dated August 30, 2007, and (ii) StaffChex Servicing, LLC (“StaffChex Servicing”), an affiliate of StaffChex, pursuant to the Exclusive Supplier Agreement, dated September 2, 2007.

On February 28, 2008, CPR entered into the Licensing Agreement (“Licensing Agreement”) with Optos Capital, LLC (“Optos”), pursuant to which CPR licensed and subcontracted to Optos (i) the client list previously serviced by TZG Enterprises, LLC (“TZG Enterprises”), pursuant to the Franchise Agreement – Management Agreement, dated August 13, 2007, as amended, and (ii) all contracts and contract rights for the clients included on such list. CPR also granted Optos a non-exclusive license to use certain of its intellectual property. The transaction with Optos was not a disposition of assets. Under the Licensing Agreement, Optos agreed to be solely responsible for any and all liabilities, expenses and costs pertaining to the employees that service clients on the subcontracted client list, as well as the subcontracted client contracts or the contracts entered into in Optos’ name including, but not limited to, all payroll, payroll taxes, unemployment taxes, workers’ compensation insurance premiums and workers’ compensation claims.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 has been prepared as if the foregoing transactions (“Transactions”) had occurred as of September 30, 2007. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 31, 2006 and the nine months ended September 30, 2007 have been prepared as if the transactions had occurred on January 1, 2006.

The historical balance sheet and statement of operations information was derived from the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 11, 2007 and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007, as applicable.

The unaudited pro forma condensed consolidated balance sheet and statement of operations do not purport to be indicative of the financial position and results of operations that the Company will obtain in the future, or that the Company would have obtained if the Transactions were effective as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the Company’s historical financial statements included in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 11, 2007 and the Company’s Quarterly Reports on Form 10-Q and are meant to assist the reader in a further understanding of the Company’s history and the associated transactions as the Company transitions to its iLabor business model.

ClearPoint Business Resources, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

At September 30, 2007

(in thousands)

	As Reported	Pro Forma Adjustments for 2008 Transactions		Pro Forma
CURRENT ASSETS
Assets
Cash and cash equivalents	$1,859	$—		$1,859
Accounts receivable net of allowance for doubtful accounts	20,878	(17,974	)(1)	2,904
Unbilled Revenue	2,838	(2,344	)(1)	494
Prepaid expenses and other current assets	3,713			3,713
Deferred income taxes	2,702	(346	)(2)	2,356

TOTAL CURRENT ASSETS	31,990	(20,664)		11,326
EQUIPMENT, FURNITURE AND FIXTURES, net	1,512			1,512
INTANGIBLE ASSETS, net	6,469	(6,273	)(3)	196
GOODWILL	16,822			16,822
DEFERRED INCOME TAXES, net of current portion	1,451			1,451
DEFERRED FINANCING COSTS, net	114			114
OTHER ASSETS	4,073			4,073

TOTAL ASSETS	$62,431	$(26,937)		$35,494

CURRENT LIABILITIES
Current portion of long-term debt	$1,000			$1,000
Current portion of notes payable other	1,949			1,949
Accounts payable	3,408			3,408
Accrued expenses and other current liabilities	6,412			6,412
Accrued payroll and related taxes	5,535	(3,102	)(1)	2,433
Retirement benefit payable	77			77
Current portion of accrued restructuring costs	204			204

TOTAL CURRENT LIABILITIES	18,585	(3,102)		15,483
REVOLVING CREDIT FACILITY	14,821	(13,920	)(4)	901
ACCRUED RESTRUCTURING COSTS, net of current	1,249			1,249
LONG-TERM DEBT, net of current	4,823			4,823
NOTES PAYABLE OTHER, net of current	524			524
NOTES PAYABLE-STOCKHOLDERS	550			550
RETIREMENT BENEFIT PAYABLE, net of current	268			268

TOTAL LIABILITIES	40,820	(17,022)		23,798
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $.0001 par value, Authorized 1,000,000 shares; none issued	—	—		—
Common stock, $.0001 par value (September 30, 2007: 60,000,000 shares authorized, 13,208,916 shares issued and outstanding)	1	—		1
Paid-in capital	31,314	—		31,314
Accumulated deficit	(9,704)	(9,915	)(5)	(19,619)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	21,611	(9,915)		11,696

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$62,431	$(26,937)		$35,494

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated balance sheet.

ClearPoint Business Resources, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	For the Nine Months Ended Sept 30 2007 As Reported	Pro Forma Adjustments for 2008 Transactions		For the Nine Months Ended Sept 30 2007 Pro Forma	For the Twelve Months Ended Dec 31, 2006 As Reported	Pro Forma Adjustments for 2008 Transactions		For the Twelve Months Ended Dec 31, 2006 Pro Forma
Revenue	$139,670	($77,855	)(6)	$61,815	$113,942	($79,425	)(6)	$34,517
Cost of services	120,015	(65,812	)(6)	54,203	93,337	(67,786	)(6)	25,551

Gross profit	19,655	(12,043)		7,612	20,605	(11,639)		8,966
Selling, general and administration expense	19,910	(11,981	)(7)	7,929	13,551	(7,770	)(7)	5,781
Restructuring (income) expense	2,201	—		2,201	—	—		—
Depreciation and amortization expense	3,926	(3,138	)(8)	788	2,489	(1,917	)(8)	572

Income (loss) from operations	(6,382)	3,076		(3,306)	4,565	(1,952)		2,613
Interest (expense) income	(1,627)	650	(9)	(977)	(3,349)	1,116	(9)	(2,233)
Prepayment penalty on early retirement of debt	(1,950)	—		(1,950)	—	—		—
Interest expense on warrant liability	—	—		—	(1,723)	—		(1,723)
Other income (expense)	216	—		216	26	—		26

Income (loss) before income tax expense (benefit)	(9,743)	3,726		(6,017)	(481)	(836)		(1,317)
Income tax expense (benefit)	(3,353)	1,282	(10)	(2,071)	945	(936	)(10)	9

Net income (loss)	($6,390)	$2,444		($3,946)	($1,426)	$100		($1,326)

Pro forma net income (loss) per common share	$(0.53)	$0.20		$(0.33)	N/A	N/A		N/A

Weighted average number of common shares outstanding	12,090,189	12,090,189		12,090,189	N/A	N/A	(11)	N/A

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated statements of operations.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations

The following notes should be read in concordance with the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations which reflect adjustments to certain line items as a result of the following two transactions (“Transactions”) had they occurred on September 30, 2007 and January 1, 2006, respectively:

•

On March 5, 2008, ClearPoint Resources, Inc. (“CPR”), a wholly owned subsidiary of ClearPoint Business Resources, Inc. (“ClearPoint”), completed the sale of certain customer contracts and related rights to StaffChex, Inc. (“StaffChex”), in return for a minority ownership position in the stock of StaffChex. StaffChex also assumed, on a go-forward basis, any all expenses and costs pertaining to the employees servicing the customer contracts including, but not limited to, all payroll, payroll taxes, unemployment taxes, workers’ compensation insurance premiums, and workers’ compensation claims. In addition, StaffChex signed an iLabor Network Supplier Agreement with ClearPoint, whereby StaffChex agreed to use iLabor for the procurement of all of its contingent labor and to pay ClearPoint a royalty percentage of collected billings related to temporary staffing services. These unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations do not reflect any impact of the minority interest in StaffChex.

•

On February 28, 2008, CPR licensed and subcontracted to Optos Capital, LLC (“Optos”), a company controlled by CPR’s and ClearPoint’s former President and director, certain client lists, contracts and contract rights, as well as certain intellectual property. Optos will manage the client contracts and pay ClearPoint a royalty percentage of total cash receipts regarding temporary staffing services. On a go-forward basis, Optos agreed to be solely responsible for any and all liabilities, expenses and costs pertaining to the employees that service the subcontracted client list, as well as the subcontracted client contracts or the contracts entered into in Optos’ name including, but not limited to, all payroll, payroll taxes, unemployment taxes, workers’ compensation insurance premiums and workers’ compensation claims. Although this transaction was not a disposition of assets, management believes it is helpful to the reader to include the impact of the transaction with Optos as Optos will manage a group of client contracts including those formerly managed by former ClearPoint franchises.

(1)	While the Accounts Receivable was not sold as a result of the Transactions, the resulting reductions in Revenue and Cost of Services caused by the sale and licensing of the contracts noted above, there would have been a substantial impact on Accounts Receivable, Unbilled Revenue, and Accrued Payroll and Related Taxes due to the fact that the customers will be billed directly by StaffChex and Optos going forward and the billable associates have been transferred to those entities.

(2)	Adjusts the balance of Deferred Income Tax benefit due to the income statement impact of the Transactions.

(3)	Reflects the elimination of Contract Rights sold or licensed in the Transactions.

(4)	Reflects the Transactions’ impact on ClearPoint’s reduced Line of Credit borrowing requirements as the financing for providing the service on the contracts would have been incurred by StaffChex and Optos. The Line of Credit was proportionally reduced based upon the pro forma Accounts Receivable and Accrued Payroll calculations discussed above in (1).

(5)	Residual impact of all balance sheet entries noted from (1) through (4) and does not purport to be indicative of the income statement effect of the Transactions.

(6)	As noted in (1), as a result of the Transactions, the adjustments to Revenue and Cost of Services are estimated based upon the sale and licensing of the contracts to StaffChex and Optos as a result of which ClearPoint no longer owns or services the contracts with billable associates. The reduction in Revenue is partially offset by royalty revenue generated from the Transactions.

(7)	Reflects the reduction in Selling, General and Administrative Expenses relating to the maintenance of the network of branches that have now been assumed by StaffChex and Optos and the staff employed therein. It does not reflect any reduction in administrative overhead impacted by the Transactions.

(8)	Adjusts the Amortization Expense to reflect the elimination of contract rights sold or licensed in the Transactions.

(9)	Reflects the reduction in Interest Expense due to the resulting impact that the Transactions would have on ClearPoint’s borrowing requirements to maintain the contracts and associated revenue and cost of services that have been sold or licensed in the Transactions.

(10)	Adjusts Income Tax Expense (Benefit) by the proportional impact of Income (loss) before taxes.

(11)	Since ClearPoint was not a publicly traded company at December 31, 2006, the pro forma net income (loss) per common share and the weighted number of common shares outstanding is not applicable at December 31, 2006.